Exhibit 10.1

PROFIT PARTICIPATION PLAN

OF

MOODY’S CORPORATION

(amended and restated as of January 1, 2010)

1.23.	Investment Plan After-Tax Contributions	5
1.24.	Investment Plan Before-Tax Contributions	5
1.25.	Investment Plan Contributions	5
1.26.	Management Benefits and Compensation Committee	5
1.27.	Matching Contributions of the Company	5
1.28.	Member	5
1.29.	Normal Retirement Age	5
1.30.	Participating After-Tax Contributions	5
1.31.	Participating Before-Tax Contributions	6
1.32.	Participating Contributions	6
1.33.	Plan	6
1.34.	Plan Year	6
1.35.	Post-2007 Member	6
1.36.	Profit Sharing Contribution.	6
1.37.	Reemployment Commencement Date	6
1.38.	Retirement	6
1.39.	Retirement Contributions	6
1.40.	Rollover Contributions	6
1.41.	Service	6
1.42.	Trustee	8
1.43.	Trust Fund	8
1.44.	Valuation Date	8
1.45.	Vesting Service	8
1.46.	Year of Eligibility Service	9

SECTION II Eligibility		9

SECTION III Contributions of Members		9

SECTION IV Company Contributions and Allocation Among Members		13

SECTION V The Trust Fund		17

SECTION VI Investment Elections		18

SECTION VII Voting and Tendering of Moody’s Corporation Common Stock; Dividends		20

SECTION VIII Vesting		23

SECTION IX Distribution of Benefits		24
9.1.	Attainment of Age 70 1/2.	24
9.2.	Retirement or Disability	28
9.3.	Death.	29
9.4.	Termination of Service by Reason of Company Reorganization.	30
9.5.	Other Terminations.	31
9.6.	Company Contributions for the Year of Termination of Service.	32
9.7.	Withdrawals.	32
9.8.	Financial Necessity.	33
9.9.	Loans to Members.	34
9.10.	Form of Distribution.	35
9.11.	Consent.	35
9.12.	No Adjustment for Earnings after Applicable Valuation Date.	36
9.13.	Direct Rollover Treatment for Certain Withdrawals and Distributions.	37
9.14.	Limitation on Distribution of Before-Tax Contributions.	38

SECTION X Administration of Plan and Management of Plan Assets		38

SECTION XI Amendment or Termination		39

SECTION XII Miscellaneous		40

SECTION XIII Determination of Benefits and Benefit Claims Procedures		42

SECTION XIV Limitations on Benefits		43
14.1.	Limitations on Annual Additions.	43
14.2.	Maximum Annual Addition.	44
14.3.	Adjustment for Excess Annual Additions.	44
14.4.	Interpretation.	45
14.5.	Lump Sum Contribution.	46

SECTION XV Mergers, Consolidations and Assets or Liability Transfers		46

SECTION XVI Top-Heavy Contingency		46

PROFIT PARTICIPATION PLAN OF MOODY’S CORPORATION

The Profit Participation Plan of Moody’s Corporation (the “Plan”) became effective as of the Effective Time, as such term is defined in the Employee Benefits Agreement entered into September 30, 2000, between The Dun & Bradstreet Corporation and The New D&B Corporation, following its adoption by the Board of Directors of Moody’s Corporation (the “Corporation”). The Plan was established as of the Effective Time by way of a spin-off of Members’ accounts that were accrued under the Profit Participation Plan of Dun & Bradstreet Corporation and the Corporation’s assumption of sponsorship of the spun-off plan. The Plan applies to all Employees who are in active service at the Effective Time. In general, the Plan as in effect prior to the effective date of any amendment will continue to apply to those who terminated employment prior to such date. The Plan is intended to be a profit-sharing plan which is qualified for favorable tax treatment pursuant to Section 401(a) and Section 401(k) of the Code.

The Plan is hereby amended and restated effective as of January 1, 2010. This amendment and restatement includes good faith amendments of the Plan that are adopted by the Board of Directors with respect to the Pension Protection Act of 2006 and other statutes with respect to which good faith amendments are required through the date of this amendment and restatement. Except as otherwise specifically provided herein, a Member who is not an Employee at any time after December 31, 2009 shall be entitled to benefits, if any, under the Plan based upon the provisions of the Plan in effect on or prior to that date.

Effective as of January 1, 2008, the Plan has provided for additional contributions to employees who commence or recommence employment on or after date. In addition, effective as of such date, the portion of the Plan invested in Company Stock shall constitute a stock bonus plan and an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) (“ESOP”). Since the ESOP portion of the Plan is intended to promote employee ownership, amounts held in that portion of the Plan shall be invested primarily in Company Stock and holdings of such Company Stock are intended to be maintained for the long term.

SECTION I

DEFINITIONS

The following words and phrases as used herein have the following meaning unless a different meaning is plainly required by the context:

1.1. Account means an account maintained for each Member as described in Section 5.3 of the Plan and any subaccount as may be established thereunder.

1.2. Actual Deferral Percentage has the meaning ascribed to such term in Section 3.2 of the Plan.

1.3. Additional Matching Contributions of the Company means the annual contributions, if any, made by the Company based upon Average Increase in Earnings Per Share pursuant to Section 4.2 of the Plan. Additional Matching Contributions shall be paid in common stock of the Company (“Company Stock”) unless the Board of Directors elects to make such Annual Matching Contribution in cash. No Additional Matching Contributions shall be made by the Company with respect to Plan Years commencing after December 31, 2007.

1.4. Affiliated Employer means the Employer and any other entity, which is a member of a “controlled group of corporations,” a group under “common control,” or an “affiliated service group,” as determined in accordance with Section 414 of the Code.

1.5. Average Increase in Earnings Per Share for purposes of determining the Corporation’s Additional Matching Contribution, if any, for any year shall mean

(a) for any one (1) year period, the mathematical average of the percentage increases in Earnings Per Share (including any earnings decrease as a minus amount) for said year over the immediately preceding year based upon Earnings Per Share for such year as restated in the annual report of the Corporation to shareholders for the year as to which the Corporation’s Additional Matching Contribution, if any, is being determined; and

(b) for any two (2) year period, the mathematical average of the percentage increases in Earnings Per Share (including any earnings decrease as a minus amount) for each said year over the immediately preceding year based upon Earnings Per Share for all such years as restated in the annual report of the Corporation to shareholders for the year as to which the Corporation’s Additional Matching Contribution, if any, is being determined;

provided, however, that, either (i) the Board of Directors, or (iii) the Management Benefits and Compensation Committee may, in the discretion of either of them (it being understood that, in the event of inconsistent actions, the Board of Directors shall prevail), increase or decrease such Earnings Per Share, for purposes of determining the Corporation’s Additional Matching Contribution under the Plan, to eliminate part or all of the effect of any charges or credits associated with items which are unusual in nature, infrequent in occurrence, or related to corporate restructuring or reengineering efforts.

Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2008, for the purpose of determining the Corporation’s Profit Sharing Contributions, Average Increase in Earnings Per Share means, for any Plan Year, the mathematical average of the percentage increases in Earnings Per Share (including any earnings decrease as a minus amount) for said Plan Year over the immediately preceding calendar year based upon Earnings Per Share for such year as restated in the annual report of the Company to shareholders for the Plan Year; provided, however, that, either the Board or the Management Benefits and Compensation Committee may, in the discretion of either of them (it being understood that, in the event of inconsistent actions, the Board shall prevail), increase or decrease such Earnings Per Share, for purposes of the Plan, to eliminate part or all of the effect of any charges or credits associated with items which are unusual in nature, infrequent in occurrence, or related to corporate restructuring or reengineering efforts.

1.6. Beneficiary means the person or persons, entity or entities (including a trust or trusts) or estate that shall be entitled to receive benefits payable pursuant to the provisions of this Plan due to the death of a Member.

1.7. Board of Directors means the Board of Directors of Moody’s Corporation. Any action authorized hereunder to be taken by the Board of Directors may be also taken by a duly authorized committee of the Board of Directors or a duly authorized delegate of the Board of Directors or such a committee.

1.8. Change in Control means:

(a) Any “Person,” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities;

(b) during any period of twenty four (24) months (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c) or (d) of this Section), (ii) a director designated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation’s securities), whose election by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, and (ii) after which no Person holds twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Corporation or such surviving entity; or

(d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

1.9. Code means the United States Internal Revenue Code of 1986, as amended from time to time.

1.10. Company means Moody’s Corporation or any successor company, and such of its partially or wholly owned subsidiary companies as may, from time to time, be authorized by the Board of Directors or the Committee to participate in the Plan and which have adopted the Plan.

1.11. Compensation means the total amount received from an Employer by an Eligible Employee while he is a Member as salary, cash bonuses, commissions, overtime pay, fees, participation, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (a) under any employee benefit plan of the Company available to all levels of employees of the Company on a non-discriminatory basis upon satisfaction of eligibility requirements, including Participating Before-Tax Contributions and Investment Plan Before-Tax Contributions under this Plan, and (b) under any executive deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding any pension, retainers, severance pay, special stay-on bonus, income derived from stock options, stock appreciation rights and dispositions of stock acquired thereunder, payments dependent upon any contingency after the period of Service and other special remunerations (including performance units). In the case of an Eligible Employee hired on an extended workweek basis, the amount of Compensation shall be the total remuneration received for such extended workweek. In the case of an Eligible Employee who is transferred to a nonparticipating subsidiary company during the Plan Year, the amount of Compensation shall be based upon the amount received by the Eligible Employee prior to such transfer. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Compensation of each Eligible Employee taken into account under the Plan shall not exceed $200,000, as indexed under Section 401(a)(17) of the Code. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12). If Compensation for any prior determination period is taken into account in determining an Eligible Employee’s contributions in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.

1.12. Contribution Percentage has the meaning ascribed to such term in Section 4.8 of the Plan.

1.13. Corporation means Moody’s Corporation.

1.14. Earnings Per Share for any calendar year means the earnings per share of Common Stock outstanding of the Corporation for such year based on the consolidated statement of income of the Corporation and subsidiaries as certified by the Corporation’s independent accountants and as shown in the Corporation’s annual report to shareholders.

1.15. Eligible Employee means an Employee who is (a) any person who is in the employment of the Company, including officers, but excluding any person who serves only as a director, (b) any United States citizen who is in the employment of a “Foreign Affiliate” (as defined in Section 3121(1)(8) of the Code), provided that such person is covered by an agreement entered into by the Company under Section 3121(l) of the Code, and (c) any United States citizen who is in the employment of a “Domestic Subsidiary” (as defined in Section 407(a)(2) of the Code). Eligible Employee shall not include (i) any person in an employee group covered by a collective bargaining agreement between the Company and a collective bargaining agent unless such collective bargaining agreement makes provision for participation in the Plan for such employee group, (ii) any person employed as an independent contractor or a temporary employee, (iii) any person performing services for the Company as a leased employee, or (iv) any Employee on temporary assignment to the United States who continues to participate in one or more retirement plans maintained by an Affiliated Employer. The term “temporary employee” shall include, but not be limited to, in-house temporary employees, co-ops and interns.

1.16. Employee means any person who is a common-law employee or a leased employee of the Company or an Affiliated Employer, any United States citizen who is employed by a “foreign affiliate” (as defined in Section 3121(l)(8) of the Code), provided that such person is covered by an agreement entered into by the Company under Section 3121(l) of the Code, and any United States citizen who is employed by a “domestic subsidiary” as defined in Section 407(a)(2) of the Code.

1.17. Employer means, with respect to an Employee, the Company that employs such Employee.

1.18. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.19. ESOP Fund means that portion of the Trust Fund to which are allocated assets held in Company Stock. The ESOP Fund shall be effective as of January 1, 2008.

1.20. Excess Aggregate Contributions has the meaning ascribed to such term in Section 4.8 of the Plan.

1.21. Fund means each of the investment funds designated, from time to time, by the Management Benefits and Compensation Committee, into which investment of the assets in Members’ Accounts may be directed.

1.22. Investment Manager means an investment manager within the meaning of Section 3(38) of ERISA.

1.23. Investment Plan After-Tax Contributions mean contributions made by Members that were subject to income tax at the time they were made.

1.24. Investment Plan Before-Tax Contributions mean contributions made by Members that were not subject to income tax at the time they were made.

1.25. Investment Plan Contributions mean the sum of a Member’s Investment Plan After-Tax Contributions and Investment Plan Before-Tax Contributions for each Plan Year or other applicable period.

1.26. Management Benefits and Compensation Committee means the Management Benefits and Compensation Committee appointed pursuant to Section 10.1 of the Plan.

1.27. Matching Contributions of the Company mean the matching contributions made by the Company to the Fund pursuant to Section 4.1 of this Plan in respect of Participating After-Tax Contributions and Participating Before-Tax Contributions made by Members.

1.28. Member means any individual who has become a Member in accordance with Section 2 of the Plan and whose interest in the Trust Fund has not been completely distributed pursuant to Section 9 of the Plan.

1.29. Normal Retirement Age means the time a Member attains age sixty-five (65).

1.30. Participating After-Tax Contributions means contributions made by Members which are eligible for Matching Contributions and which were subject to income tax at the time they were made.

1.31. Participating Before-Tax Contributions means contributions made by Members which are eligible for Matching Contributions and which were not subject to income tax at the time they were made.

1.32. Participating Contributions means the sum of a Member’s Participating After-Tax Contributions and Participating Before-Tax Contributions for each Plan Year or other period.

1.33. Plan means this Profit Participation Plan as from time to time in effect.

1.34. Plan Year means the calendar year.

1.35. Post-2007 Member means an individual who becomes a Member in accordance with Section 2 and who commences or recommences employment with the Employer on or after January 1, 2008. In addition, Post-2007 Member includes any Employee of Moody’s Evaluations, Inc. regardless of the date of such Employee’s date of commencement or recommencement of employment (other than an Employee who continues to accrue benefits under the Moody’s Corporation Retirement Account on or after January 1, 2008).

1.36. Profit Sharing Contribution means for Plan Years commencing on or after January 1, 2008, the annual contributions, if any, made by the Company based upon Average Increase in Earnings Per Share pursuant to Section 4.3 of the Plan. Profit Sharing Contributions shall be paid in Company Stock unless the Board elects to make such Profit Sharing Contribution in cash.

1.37. Reemployment Commencement Date means the first date, following a termination of employment with the Company, that an Employee again performs an hour of compensated Service for an Employer, as determined in accordance with Section 1.41 hereof.

1.38. Retirement means the termination of employment of any Employee by “retirement,” including “early retirement,” in accordance with and as such terms are defined under the provisions of the Moody’s Corporation Retirement Account or the retirement plan or pension plan of any affiliate.

1.39. Retirement Contributions means any contributions made to the Trust Fund on behalf of a Post-2007 Member pursuant to Section 4.2 hereof.

1.40. Rollover Contributions means any contributions made to the Trust Fund on behalf of a Member pursuant to Section 5.4 hereof.

1.41. Service means the following:

(a) “Year of Eligibility Service” means the twelve (12) consecutive month period beginning on the commencement date of an Employee’s employment by the Company and ending on the first anniversary date of his employment date, provided the Employee has one thousand (1,000) hours of compensated Service during such period. If an Employee has less than one thousand (1,000) hours of compensated Service during such twelve (12) month period, Year of Eligibility Service means the first calendar year following the commencement date of an Employee’s employment by the Company during which the Employee has one thousand (1,000) hours of compensated Service and any subsequent calendar year. The commencement date of an Employee’s employment by the Company shall be the first day on which the Employee performs an hour of compensated Service for the Company. An hour of compensated Service shall include each hour or any part thereof for which an Employee is paid or entitled to be paid any Compensation by the Company, whether or not employment duties are performed and irrespective of whether the employment relationship has terminated, including vacation days, holidays, and non-working days due to illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. An hour of compensated Service shall also include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employing Company. In the case of any Employee who is paid or entitled to be paid Compensation with respect to any period during which the Employee performed no duties, the number of hours of compensated Service to be credited to such Employee and the computation period to which such hours of compensated Service shall be credited shall be determined in accordance with applicable regulations of the United States Department of Labor under 29 Code of Federal Regulations, Part 2530, relating to minimum standards for employee benefit plans, as the same may be amended from time to time. In the case of an Employee who is paid a fixed salary and who is not entitled to compensation for overtime, each day of Service shall be counted as ten (10) hours of Service.

(b) “Vesting Service” means that the period of time between the commencement date of an Employee’s employment or reemployment by the Company and the date on which an interruption in such employment occurs. Vesting Service shall be counted in full years and in partial years, with each month or any part thereof counting as one-twelfth (1/12) of a year and with one (1) year of Vesting Service meaning twelve (12) months of Vesting Service. An interruption in an Employee’s employment shall occur on the date on which the Employee resigns, retires, is discharged or dies, or the first anniversary of the first date of a period in which the Employee is absent from the employment of the Company due to a leave of absence, layoff, holiday, vacation, disability or illness, whichever is the earliest. A break-in-service shall occur upon the expiration of one (1) year after the date an Employee’s Service is interrupted. The Vesting Service of an Employee shall not be broken by an interruption in his employment if his employment is resumed by the performance of an hour of compensated Service within one (1) year of the date of interruption. If an Employee with one (1) year or more of Vesting Service incurs a break-in-service equal to the greater of five (5) consecutive breaks-in-service or the number of years of Vesting Service as of his prior termination of employment, his Vesting Service prior to such break shall not be restored upon his reemployment by the Company. If an Employee’s employment with the Company is interrupted prior to the completion of one (1) year of Vesting Service, his Vesting Service prior to the break-in-service shall be disregarded upon any subsequent re-employment by the Company. In the case of an Employee who is absent due to pregnancy of the Employee, the birth of a child of an Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or for purposes of caring for such child immediately following the birth or placement of such child, the following rules shall apply: (i) the Employee’s Vesting Service shall not be interrupted until the earliest of the first anniversary of the commencement date of such absence or the date of the Employee’s resignation or death; and (ii) the period between the first anniversary and second anniversary of the commencement date of such absence shall not count as Vesting Service or as a period of severance.

(c) For purposes of calculating a Year of Eligibility Service and Vesting Service, (i) a period of authorized leave of absence for a purpose approved by the Management Benefits and Compensation Committee under uniform rules, or (ii) absence for the purpose of military service pursuant to the requirements of law or by enlistment for not longer than the minimum period required by law, shall be counted as Service if the Employee resumes his Service as an Employee at the end of such leave of absence or within the period prescribed by law for the exercise of reemployment rights. To the extent determined from time to time by the Board of Directors, Service shall also include service as an employee of any other corporation, company or business which becomes related to the Company by purchase, acquisition, merger, consolidation or otherwise. Service shall also include service by a person in the employment of any corporation, the voting stock of which is eighty percent (80%) or more owned, directly or indirectly, by the Corporation commencing with the date of acquisition of such ownership, provided such service would have counted as Eligibility Service or Vesting Service, as applicable, had such person been an Employee of the Company during such period. Service shall also include service by a person in the employment of DonTech, an Illinois general partnership, and its subsidiary companies. In the case of any Employee employed by Wall Street Analytics, Inc. (subsequently renamed Moody’s Wall Street Analytics, Inc.) on December 18, 2006, Service shall also include the Employee’s period of employment with Wall Street Analytics, Inc. prior to December 18, 2006, for purposes of determining (i) eligibility to participate in the Plan (provided, however, that in no event may any such Employee become a Member prior to January 1, 2007), and (ii) vesting of benefits under Section VIII.

1.42. Trustee means a corporate trustee appointed by the Management Benefits and Compensation Committee pursuant to Section 10 of the Plan and any additional or substituted trustee or trustees of the Fund.

1.43. Trust Fund means the trust fund or trust funds established under the Plan to hold the assets of the Plan.

1.44. Valuation Date means, the every business day within the calendar year.

1.45. Vesting Service is defined in Sections 1.41(b) and (c).

1.46. Year of Eligibility Service is defined in Sections 1.41(a) and (c).

The masculine pronoun wherever used includes the feminine pronoun, and the singular includes the plural.

SECTION II

ELIGIBILITY

2.1. Eligibility. Every Eligible Employee who was participating or eligible to participate in The Dun and Bradstreet Profit Participation Plan immediately prior to the Effective Time shall become a Member as of the Effective Time. Every other full-time Employee shall become eligible to participate in the Plan on the commencement date of the Employee’s employment by the Company or, if later, the date that such individual becomes an Employee. Every other part-time Employee shall become eligible to participate in the Plan on the date that such individual completes one (1) Year of Eligibility Service or, if later, the date that such individual becomes an Employee.

2.2. Eligibility Upon Reemployment. A Member or former Member who terminates employment with the Company and is subsequently reemployed by the Company shall be eligible to participate in the Plan as of his Reemployment Commencement Date. A part-time Eligible Employee who terminates employment with the Company prior to completing one (1) Year of Eligibility Service and is subsequently reemployed by the Company shall be eligible to participate in the Plan after the completion of one (1) Year of Eligibility Service following his Reemployment Commencement Date.

SECTION III

CONTRIBUTIONS OF MEMBERS

3.1. Each Eligible Employee may become a Member by electing to contribute to the Trust Fund a stated whole percentage of his Compensation, from one percent (1%) to a maximum of sixteen percent (16%) (fifty percent (50%) effective January 1, 2008). Unless a Member elects otherwise in accordance with procedures adopted by the Committee, an individual who first becomes a Member (or who recommences employment with the Employer and again becomes a Member) on or after January 1, 2008 shall be deemed to have elected to contribute three percent (3%) of his Compensation to the Trust Fund, and such election shall be subject to the rules under Section 414(w) of the Code. In addition, all Members who are eligible to make Participating Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

3.2. Each Member may elect to make his Participating Contributions and Investment Plan Contributions on a before-tax or after-tax basis, or by any combination of same, in whole percentages of Compensation. Participating Contributions and Investment Plan Contributions shall be made by regular payroll deductions and/or reductions, respectively, as authorized by the Member. Authorization for such payroll deduction and/or reduction contributions shall be made (i) on forms approved by the Management Benefits and Compensation Committee and filed with the Company, (ii) by telephonic, electronic or other data transmission in a manner approved by the Management Benefits and Compensation Committee, or (iii) in any other manner approved by the Management Benefits and Compensation Committee.

3.3. In no event may a Member make Participating Before-Tax Contributions and Investment Plan Before-Tax Contributions, if any, for any taxable year in excess of $15,000 (or such other amount as may be prescribed from time to time under Section 402(g) of the Code and the regulations thereunder, the provisions of which are hereby incorporated by reference). In the event that the limitation set forth in the preceding sentence is exceeded with respect to any Member in any Plan Year, the Member shall be deemed to have notified the Management Benefits and Compensation Committee of such excess amount, and such amount, increased by any income and decreased by any losses attributable thereto, shall be distributed to the Member no later than April 15 of the following calendar year. In addition, a Member may allocate to the Plan any excess deferrals (as hereinafter defined) made during a taxable year of the Member by notifying the Management Benefits and Compensation Committee on or before March 1 of the following calendar year of the amount of the excess deferrals to be assigned to the Plan. Upon such timely notification by a Member, the Management Benefits and Compensation Committee shall cause to be distributed such excess deferrals, increased by any income and decreased by any losses attributable thereto, no later than the April 15 of the following calendar year; provided, however, that in no event may a Member receive from this Plan a distribution of such excess deferrals for a calendar year in an amount exceeding the Member’s total elective deferrals for such year. The determination of the income and loss allocable to the excess deferrals shall be made in accordance with Code Section 402(g) and the regulations thereunder, as they may be amended from time to time. Excess deferrals shall be treated as annual additions under the Plan for purposes of Section 14.2, unless such amounts are distributed no later than the first April 15 following the close of the calendar year in which made.

3.4. Notwithstanding the foregoing, under no circumstances shall an election to make Participating Before-Tax Contributions or Investment Plan Before-Tax Contributions, if any, by a Highly Compensated Employee, as hereinafter defined, be given effect to the extent such election might cause the Plan to fail to meet the discrimination standards set forth in Section 401(k)(3) of the Code. In this regard, the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees, whether or not participating in the Plan for any Plan Year, must be either (a) not more than the Actual Deferral Percentage of all other Employees eligible to participate in the Plan for such Plan Year multiplied by 1.25, or (b) not more than two (2) percentage points greater than the Actual Deferral Percentage of all other Employees eligible to participate in the Plan for such Plan Year and not more than such Actual Deferral Percentage of all other Eligible Employees for such year multiplied by two (2). The Actual Deferral Percentage tests described in the preceding sentence shall be performed by using the Actual Deferral Percentage of non-Highly Compensated Employees for the Plan Year preceding the Plan Year that is being tested, unless the Employer has elected to use the current Plan Year rather than the preceding Plan Year, which election may be changed only as provided by the Internal Revenue Service.

The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of (i) each Eligible Employee’s Before-Tax Contributions made under the Plan for such Plan Year, to (ii) the Eligible Employee’s compensation for such Plan Year. For purposes of this Section 3.4, a Member’s compensation must be determined in accordance with a method permitted under Section 414(s) of the Code. In the event the Company determines that the Before-Tax Contributions elected by Highly Compensated Employees might cause the Plan to fail to meet the foregoing limitation, the Company shall reduce the amount of Compensation that may be elected as Contributions under the Plan by Highly Compensated Employees. The amount of such reductions shall be determined by the Company and such determination shall be conclusive. Such reductions shall be made first from any Investment Plan Before-Tax Contributions and then from Participating Before-Tax Contributions. In either case, the reductions shall start with the highest dollar amount of Before-Tax Contributions, so that no Member shall be subject to reduction until all dollar amounts have been reduced to the dollar amount elected by such Member.

If the amount of Investment Plan Before-Tax Contributions and Participating Before-Tax Contributions elected by a Member to be transferred to the Trust Fund is reduced by application of this Section 3.4(b), the amount of such reduction, which hereinafter shall be referred to as “excess contributions,” including any income or excluding any losses attributable to such excess contributions, shall be paid in cash to the Member no later than March 15 of the Plan Year following the Plan Year for which the contribution is being made and shall not be transferred to the Trust Fund. The amount of the income or loss allocable to the excess contributions shall be determined by multiplying the income or loss on the Member’s Investment Plan Before-Tax Contributions and Participating Before-Tax Contributions Account balance for the Plan Year in which the excess contributions were made by a fraction, the numerator of which is the amount of excess contributions for the Plan Year and the denominator of which is the value of the Member’s Investment Plan Before-Tax Contributions and Participating Before-Tax Contributions Account balance as of the last business day of that Plan Year. Income for the period between the end of the applicable Plan Year and the date of the corrective distribution shall be disregarded. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2006, in all events this Section 3.4 shall be applied in accordance with the requirements of Treasury Regulation section 1.401(k)-2.

For purposes of the foregoing, the determination of Highly Compensated Employee shall be made as follows:

(a) The term Highly Compensated Employee shall mean any Employee who

(i) was a “5% owner” of the Employer at any time during the Plan Year or the preceding Plan Year, or

(ii) for the preceding Plan Year

(A)	had Compensation in excess of $80,000 (which amount shall be adjusted by the Commissioner of Internal Revenue at the same time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996), and

(B)	if the Employer elects the application of this clause for such preceding Plan Year, was in the “top-paid group” of Employees for such preceding Plan Year.

An Employee shall be treated as a “5% owner” for any Plan Year if at any time during such Plan Year such Employee was a “5% owner” of the Employer. An Employee is in the “top-paid group” of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during such Plan Year, excluding those Employees who (1) have not completed six (6) months of service, (2) normally work less than seventeen and one half (17 1/2) hours per week, (3) normally work during not more than six (6) months during any Plan Year, (4) have not attained age twenty one (21), and (5) are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.

(b) A former Employee shall be treated as a Highly Compensated Employee if

(i) such Employee was a Highly Compensated Employee when such Employee separated from service, or

(ii) such Employee was a Highly Compensated Employee at any time after attaining age fifty five (55).

The limitations set forth in this Section 3.4 shall be interpreted and applied in accordance with applicable Treasury Regulations and Internal Revenue Service rulings promulgated pursuant to Section 401(k)(3) of the Code.

3.5. A Member may suspend his Participating Contributions or Investment Plan Contributions at any time by notice to the Company, in which event Participating Contributions or Investment Plan Contributions may be resumed effective as of the first pay period next following the filing of a new contribution election. A Member may increase or reduce his Participating Contributions or Investment Plan Contributions or change his election as to After-Tax Contributions and/or Before-Tax Contributions within the limitations set forth in Section 3.1 hereof effective as of the first pay period next following the filing with the Company of an election authorizing a change in his payroll deductions and/or reductions. Amounts contributed by Members shall be paid by the Company to the Trustee at regular intervals and credited by the Trustee to their Accounts in accordance with the certification of the Management Benefits and Compensation Committee as to the names of the contributing Members and the amounts contributed by each Member as Participating After-Tax Contributions and Participating Before-Tax Contributions; provided, however, that in no event may such contributions be transmitted to the Trustee later than the fifteenth (15th) business day of the month following the month in which such amounts otherwise would have been payable to the Member in cash, or such later date as may be permitted under applicable law.

SECTION IV

COMPANY CONTRIBUTIONS AND ALLOCATION AMONG MEMBERS

4.1. The Company shall make monthly Matching Contributions to the Trust Fund equal to fifty percent (50%) of the aggregate Participating Contributions of Members. Each such Company Matching Contribution shall be allocated among Members in proportion to their Participating Contributions made during the calendar month for which the Matching Contribution is being made and shall be credited to Member’s Accounts when made to the Plan. In addition, the Company shall make a “true-up” Matching Contribution to the Trust Fund on behalf of any Member who receives lower Matching Contributions during a Plan Year as a result of not having made Participating Contributions ratably over the course of such Plan Year than he would have received if such Participating Contributions had been made ratably.

For Plan Years ending prior to January 1, 2008, in the event the Average Increase in Earnings Per Share for any Plan Year is more than seven percent (7%), the Company shall make Additional Matching Contributions for such Plan Year. Such Additional Matching Contributions and the allocation thereof shall be determined in accordance with the following table:

Current Year EPS Growth	Additional EPS Match in Cents Per Dollar of Participating Contribution
7%	$0.00
10%	$0.1125
15%	$0.30
20%	$0.4875
25%	$0.675
30%	$0.8625
34% and up	$1.00

If the Average Increase in Earnings Per Share for any Plan Year results in a percentage between any two (2) percentages shown on the above table, the Company shall compute the Additional Matching Contribution amounts by mathematical interpolations rounding upward to the whole cent or one-half ( 1/2) cent, whichever is the nearest. If such Average Increase in Earnings Per Share is more than seven percent (7%) but less than ten percent (10%), such interpolations shall be between the zero amount payable at seven percent (7%) and the amount payable at ten percent (10%). Average Increases in Earnings Per Share shall be rounded to the nearest one-tenth (1/10th) of one percent (1%). Each such Additional Matching Contribution shall be allocated among Members in accordance with the above table based upon their Participating Contributions made during the Plan Year for which the Additional Matching Contribution is being made and shall be credited to Members’ Accounts on or about March 31 of the following Plan Year.

4.2. As soon reasonably practicable after the end of each payroll period, the Company shall contribute Retirement Contributions to the Trust Fund in an amount equal to the following percentage of Compensation paid to each Post-2007 Member in such payroll period:

Age Plus Vesting Service Of Post-2007 Member As Of the Last Day of the Month	Retirement Contribution (% of Compensation)
Less than 35	3.0%
35-44	3.5%
45-54	4.0%
55-64	4.5%
65-74	5.0%
75-84	5.5%
85 or more	6.0%

For the avoidance of doubt, no Member who is an active participant in the Moody’s Corporation Retirement Account at the time any Retirement Contributions are made shall be eligible to be credited with such Retirement Contributions.

4.3. In the event the Average Increase in Earnings Per Share for any Plan Year beginning on or after January 1, 2008 is ten percent (10%) or more, the Company shall make Profit Sharing Contributions for such Plan Year. In order to receive a Profit Sharing Contribution for a Plan Year, a Participant must be actively employed by the Company or an Affiliate on December 31 of the applicable Plan Year and be classified by the Company or the Affiliate as a full-time or part-time employee as of such date. Such Profit Sharing Contributions and the allocation thereof shall be determined in accordance with the following table:

Average Increase in Earnings Per Share for the Plan Year	Profit Sharing Contribution (Percentage of Eligible Employee’s Compensation for the Plan Year)
Less than 10%	0%
10.0%	0.4%
11.0%	0.6%
15.0%	1.1%
19.0%	1.7%
23.0%	2.2%
27.0%	2.8%
34.0% or Higher	3.7%

If the Average Increase in Earnings Per Share for any Plan Year results in a percentage between any two percentages shown on the above table, the Company shall compute the Profit Sharing Contribution amounts by mathematical interpolation and rounding the right-hand column upward to the one-tenth of one percent of Compensation.

Notwithstanding the foregoing, in no event shall a Profit Sharing Contribution be credited to the Account of a Participant if applicable law (including, without limitation, the Dodd–Frank Wall Street Reform and Consumer Protection Act) prohibits the Participant from being credited with such Profit Sharing Contribution.

4.4. Notwithstanding the foregoing, total Company contributions under the Plan for any calendar year shall not exceed the amount deductible for such year under the provisions of the Code after giving full effect to contributions under the Moody’s Corporation Retirement Account and any other defined benefit plan to which the Company contributes. Any reductions in Company contributions mandated by this paragraph shall be in the order of reductions in Additional Matching Contributions and then, if necessary, reductions in Company Matching Contributions and then, if necessary, reductions in Profit Sharing Contributions and then, if necessary, reductions in Retirement Contributions.

4.5. All Company contributions shall be made only out of current or accumulated earnings of the Company.

4.6. The total amount of the Trust Fund forfeited by Members during any calendar month or calendar year shall be applied to reduce future Company contributions due under the Plan.

4.7. Company contributions for each calendar month or for a Plan Year (as the case may be) and the allocation thereof shall be made without regard to contributions made by Members whose employment terminated during such calendar month or Plan Year (as the case may be) for any reason other than Retirement, disability or death, and no such Member shall be entitled to an allocation of any such contribution.

4.8. Notwithstanding the foregoing, under no circumstances shall the sum of the Matching Contributions and Additional Matching Contributions for a Highly Compensated Employee (as defined under Section 3.3(c)), together with the sum of his Participating After-Tax Contributions and Investment Plan After-Tax Contributions, exceed such amount as might cause the Plan to fail to meet the discrimination standards set forth in Section 401(m)(2) of the Code. In this regard, the Contribution Percentage of Members who are Highly Compensated Employees for any Plan Year must either be (a) not more than such percentage of all other Members for such Year multiplied by 1.25 or (b) not more than two (2) percentage points greater than such percentage of all other Members for such Year and not more than such percentage of all other Members for such Year multiplied by two (2). The Contribution Percentage tests described in the preceding sentence shall be performed by using the Contribution Percentage of non-Highly Compensated Employees for the Plan Year preceding the Plan Year that is being tested, unless the Employer has elected to use the current Plan Year rather than the preceding Plan Year, which election may be changed only as provided by the Internal Revenue Service. The Contribution Percentage for a specified group of Members for a Plan Year shall be the average of the ratios (calculated separately for each person) of (i) the total Matching Contributions and Additional Matching Contributions allocated to each Member for such Plan Year plus his Participating After-Tax Contributions and his Investment Plan After-Tax Contributions for such Plan Year, to (ii) the Member’s compensation for such Plan Year. For purposes of this Section 4.8 of the Plan, a Member’s compensation must be determined in accordance with the provisions of Section 414(s) of the Code. If the Company determines that the foregoing limitations are not satisfied, the Investment Plan After-Tax Contributions, Participating After-Tax Contributions, Matching Contributions and Additional Matching Contributions by Highly Compensated Employees for a Plan Year shall be reduced as follows: the Highly Compensated Employee with the highest dollar amount of such contributions for such Plan Year shall be reduced by the lesser of the amount required (i) to enable the Plan to satisfy the test described in the preceding sentence, or (ii) to cause such Highly Compensated Employee’s Compensation aggregate contributions to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such contributions. This process shall be repeated until the Plan satisfies the test. In implementing such test, the Company shall first reduce the amounts of Investment Plan After-Tax Contributions and Participating After-Tax Contributions so elected to be contributed or which have been contributed by such Members in order to comply with Section 401(m)(2) of the Code. If the amount elected by a Member to be transferred to the Trust Fund is reduced by application of this Section 4.8, the amount of such reduction, which hereinafter shall be referred to as “Excess Aggregate Contributions,” including any income or excluding any losses, shall be paid in cash to the Member on whose behalf such contributions were made, to the extent practicable, within two and one-half (2 1/2) months following the Plan Year for which such excess contributions were made, but in no event later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were made. The determination of the income and loss allocable to Excess Aggregate Contributions shall be made in the manner prescribed by Code Section 401(m) and the Treasury Regulations thereunder.

With respect to a Plan Year being tested, the determination of whether the Plan satisfies the requirements of this Section 4.8 shall be made in accordance with Code Section 401(m) and the Treasury Regulations thereunder, as they may be amended from time to time, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith. Effective for Plan Years beginning on or after January 1, 2006, in all events this Section 4.8 shall be applied in accordance with the requirements of Treasury Regulation section 1.401(m)-2.

SECTION V

THE TRUST FUND

5.1. The assets of the Plan (the “Trust Fund”) shall be held in trust by one (1) or more corporate trustees pursuant to the terms of a Trust Agreement between the Corporation and each corporate trustee. No person shall have any right to or interest in the Trust Fund except as provided in the Plan and Trust Agreement.

5.2. The Trust Fund shall consist of the Funds designated, from time to time, by the Management Benefits and Compensation Committee, into which investment of the assets in Members’ Accounts may be directed.

5.3. A separate Account shall be maintained for each Member to which there shall be credited such Member’s Participating and Investment Plan After-Tax Contributions, Before Tax Contributions, Matching and Additional Matching Contributions, Profit Sharing Contributions, Retirement Contributions, Rollovers, and the share of each Member in each Fund of the Trust Fund. As of each Valuation Date, the Trustee shall revalue the Trust Fund at then current market values. As of the last Valuation Date of each calendar quarter and upon such other Valuation Dates as requested by the Management Benefits and Compensation Committee, the Trustee shall certify the value of the Trust Fund to the Company and to the Management Benefits and Compensation Committee. The Company, the Management Benefits and Compensation Committee, or the Trustee, as the case may be, shall apportion the Trust Fund as revalued as of each Valuation Date among the Members in proportion to their respective interests in each Fund of the Trust Fund immediately preceding such Valuation Date. As soon as practicable after the close of each calendar quarter, there shall be sent to each Member a written statement of the amount to the credit of his Account as of the last Valuation Date of the applicable calendar quarter.

5.4. Any amount which, with the consent of the Management Benefits and Compensation Committee, (a) is transferred to the Trust Fund from the trust fund of a plan which meets the requirements for qualification under the Code for the Account of an Employee of the Company or any corporation the voting stock of which is eighty percent (80%) or more owned, directly or indirectly, by the Corporation, or (b) is transferred by such an Employee to the Trust Fund as a tax free rollover under Section 402(c) or under Section 408(d)(3)(A) of the Code, or (c) is transferred to the Trust Fund as a “direct rollover” from the tax-qualified retirement plan of a former employer pursuant to Sections 401(a)(31) of the Code, shall be credited to a separate Account for such Employee and shall be held and invested in the Funds designated, from time to time, by the Management Benefits and Compensation Committee, in accordance with such Employee’s investment election. In the case of a direct transfer from a plan which meets the requirements for qualification under the Code, such amount may include promissory notes evidencing a loan given in accordance with the provisions of such transferor plan, provided that the Management Benefits and Compensation Committee shall have consented in advance to the assumption of such loan in accordance with Section 9.9 hereof. No amount so transferred shall be treated as a Participating Contribution by the Member or be eligible to share in any Matching Contribution. Such Accounts shall be fully vested and shall be distributable in accordance with the provisions of the Plan.

5.5. Notes of Members given in accordance with the loan provisions of a plan maintained by an affiliated company, the accounts of which are transferred to the Plan, may be held in a separate Account established hereunder. Any payments of principal or interest pursuant to such notes shall be allocated to the Account of the Member making the payments and invested in the Funds designated, from time to time, by the Management Benefits and Compensation Committee, in accordance with the Member’s investment election in effect at the time of such payments.

SECTION VI

INVESTMENT ELECTIONS

6.1. The balance to the credit of each Member’s Account and amounts attributable to contributions made with respect to such Member shall be held and invested in one (1) or more of the Funds as such Member shall have most recently elected in accordance with Section 3 hereof.

6.2. Each new Member shall elect, prior to the commencement date of his participation, to have amounts attributable to contributions made thereafter with respect to such Member held and invested in one or more of the Funds, in multiples of one percent (1%), except that no Member may elect to have more than twenty-five percent (25%) of his interest in contributions invested in the Moody’s Common Stock Fund.

6.3. Each Member may make a revised investment election at any time applicable to amounts attributable to contributions made with respect to his Account from and after the first pay period following such revised election, subject to the foregoing Moody’s Common Stock Fund and multiple limitations.

6.4. Subject to Section 6.3 hereof, Each Member, at any time, may elect to have the amount to the credit of his Account calculated as of the Valuation Date immediately following the receipt of a revised election by the Management Benefits and Compensation Committee (a) reallocated among the Funds, in multiples of one percent (1%), or (b) transferred in a specified dollar amount from one Fund to another Fund, except that in the event the Member shall elect to reallocate or transfer any amount to the Moody’s Common Stock Fund (if any), then no more than twenty-five percent (25%) of the amount to the credit of his Account as of such Valuation Date shall be invested in the Moody’s Common Stock Fund.

6.5. Effective January 1, 2008, all assets of the Plan that are invested in Company Stock shall be invested in the ESOP Fund. The ESOP Fund shall be invested primarily in Company Stock except for cash or cash equivalent investments for the limited purposes of making Plan distributions to Members or paying Plan administrative expenses, or pending the investment of contributions or other cash receipts in Company Stock. All Company Stock is included in the ESOP Fund, regardless of the source, character, or history of investment of the contributions or earnings that are invested in Company Stock. Amounts that cease to be invested in Company Stock shall cease to be included in the ESOP Fund, subject to inclusion again if the Member directs that amounts be invested in Company Stock. Neither any Company, the Management Benefits and Compensation Committee nor the Trustee shall have any responsibility or duty to time any transaction involving Company Stock, in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the ESOP Fund (or otherwise to provide investment management for Company Stock held in the ESOP Fund) in order to maximize return or minimize loss. Company contributions in cash, and other cash received by the Trustee, may be used to acquire shares of Company Stock from Company shareholders or directly from the Company.

6.6. In the event a Member fails to make an investment election, his entire Account shall be held and invested in a Fund, the investments of which are designed to guarantee the repayment of principal and the payment of interest at a pre-determined rate for a fixed period of time.

6.7. Investment elections shall be made (a) on forms approved by and filed with the Management Benefits and Compensation Committee, (b) by telephonic, electronic or other data transmission in a manner approved by the Management Benefits and Compensation Committee, or (c) in any other manner approved by the Management Benefits and Compensation Committee in its sole discretion.

6.8. In all events, the valuation methodology to be used in calculating a Member’s interest in a Fund which is terminating shall be determined by the Management Benefits and Compensation Committee in its discretion; provided, however, that such methodology shall apply uniformly to all Members having an interest in such Fund at the time of termination.

SECTION VII

VOTING AND TENDERING OF

MOODY’S CORPORATION COMMON STOCK; DIVIDENDS

7.1. This Section 7.1 shall apply effective January 1, 2008:

(a) Members, Beneficiaries of deceased Members and Alternate Payees shall be permitted to direct the manner of exercise of voting rights on shares of Company Stock or stock of an Affiliate, including fractional shares, allocated to their Accounts, as follows:

(i) The issuer of the Company Stock shall provide the Trustee and Members, Beneficiaries of deceased Members and Alternate Payees with all notices and information provided to its stockholders in connection with the exercise of their voting rights. If the Trustee receives communications directed to stockholders concerning voting, the Trustee shall cause the communications to be distributed to Members, Beneficiaries of deceased Members and Alternate Payees.

(ii) The Trustee shall solicit directions from Members, Beneficiaries of deceased Members and Alternate Payees about voting the shares allocated to Members’ Accounts and shall exercise voting rights as provided in the applicable Trust agreement or instrument.

(iii) Except as required for trust administration or by law, individual voting instructions shall be held by the Trustee in confidence.

(iv) Except as expressly provided in subsection (b) or the applicable trust agreement or instrument, the Trustee may, at the direction of the Administrator, solicit and follow directions of Members, Beneficiaries of deceased Members and Alternate Payees under procedures similar to voting procedures under this subsection with respect to any matter involving the exercise of individual shareholder rights and privileges relating to Company Stock allocated to Members.

(b) If the Trustee receives a tender offer for shares of Company Stock or stock of an Affiliate, the following shall apply unless otherwise required by law:

(i) Tender offer means an offer to acquire Company Stock, as provided in the applicable trust agreement or instrument.

(ii) When a tender offer is received, the Trustee shall inform all Members, Beneficiaries of deceased Members and Alternate Payees whose Accounts are affected by the tender offer and shall respond to the offer as provided in the applicable trust agreement or instrument.

(iii) If the manner of exercising voting or other shareholder rights under subsection (a) or responding to a tender offer under subsection (b) is not permitted by law, then the Trustee shall determine how to exercise the voting or other rights or how to respond to the tender offer, as applicable. In making such determinations, the Trustee may employ such experts and advisors as it deems helpful or necessary. All reasonable expenses incurred by the Trustee in making such determinations shall be paid from the Trust Fund unless paid by the Company.

7.2. Effective through December 31, 2007, Common Stock of the Corporation held by the Trustee shall be voted by the Trustee at each annual meeting and at each special meeting of the stockholders of the Corporation as directed by the Member to whose Account such stock is credited. The Company shall cause each Member to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the Corporation, together with an appropriate form for the Member to indicate his voting instructions. If instructions are not timely received by the Trustee with respect to any such stock, the Trustee shall vote the uninstructed stock in the same proportions as the Trustee was instructed to vote with respect to the shares for which it received instructions.

7.3. Effective through December 31, 2007, each Member (or in the event of his death, his Beneficiary or estate) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of Common Stock of the Corporation credited to such Member’s Account under the Plan. The Corporation shall utilize its best efforts to distribute or cause to be distributed on a timely basis to each Member (or Beneficiary or estate) such information as will be distributed to shareholders of such Corporation in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee shall tender such shares of Common Stock as and to the extent so instructed. It is the intent of this provision of the Plan to treat all such Members of the Plan (or their Beneficiaries or their estates) as if they held directly all shares of Common Stock of the Corporation to the credit of their Accounts under the Plan so that if a Member (or Beneficiary or estate) does not instruct the Trustee to tender or exchange such shares pursuant to the terms of any tender or exchange offer, the Trustee, as in the case of any tender or exchange agent dealing with direct shareholders who do not tender their shares for purchase or exchange, shall conclude that such Member does not wish to have his shares tendered or exchanged. The Trustee shall have no discretion in such matter and shall take no action with respect to any such tender or exchange offer except to the extent it receives instructions from Members. The Trustee shall keep confidential all instructions it receives pursuant to this Section of the Plan.

7.4. Special Distribution of Dividends.

(a) The Company may determine that cash dividends on common shares of Company Stock allocated to Members under the ESOP Fund may be distributed directly to such Members in one or more of the following manners, from time to time:

(i) Mandatory Dividend Distribution By Trustee - Cash dividends received on common shares of Company Stock allocated to Members under the ESOP Fund will be paid currently in cash by the Trustee to such Members (or their Beneficiaries).

(ii) Mandatory Dividend Distribution by Company – Cash dividends received on common shares of Company Stock allocated to Members under the ESOP Fund will be paid currently in cash by the Company directly to such Members (or their Beneficiaries).

(iii) Member Election of Dividend Distribution or Reinvestment - Each Member will be offered the opportunity to elect to have cash dividends on common shares of Company Stock allocated to such Member’s interest in the ESOP Fund either paid directly to such Member or to have such cash dividends reinvested in common shares of Company Stock for the benefit of such Member. Any election made pursuant to this paragraph shall be made in accordance with the following:

(A) Members shall be given a reasonable opportunity before a dividend is paid or distributed to them in which to make the election.

(B) Members shall have a reasonable opportunity to change a dividend election at least annually.

(B) Subject to rules established by the Administrator, any election shall continue to apply with respect to all subsequent dividends with respect to Company Stock allocated to the Member unless the Member changes the election.

(D) If Plan terms governing the manner for payment or distribution of dividends to Members are modified, the Members shall be given a reasonable opportunity to make an election under the new Plan terms before the date on which the first dividend that is subject to the new Plan terms is paid or distributed.

(E) A Member’s election with respect to any dividend shall be irrevocable on the day before the date for payment or distribution of the dividend to Members unless the Management Benefits and Compensation Committee establishes and notifies Members of an earlier date.

(F) If a Member does not elect distribution of dividends, the Member will be deemed to have elected to have dividends invested in Company Stock.

(b) Any cash dividends available for distribution directly to Members under subsection (a) shall be subject to the following:

(i) Company instructions to the Trustee regarding the distribution of dividends must be in writing and may be revoked at any time before the dividend is distributed to Members.

(ii) The Company may designate one or more classes of common shares of Company Stock to be subject to distribution of dividends, and need not designate all classes or any particular class.

(iii) Dividend distributions shall be paid in cash no later than 90 days after the end of the Plan Year in which the dividends are received by the Trust.

(iv) The amount distributed to a Member shall be the amount of dividends paid on common shares of Company Stock allocated to the Member as of the record date for the dividend payment that would otherwise be paid on the Company Stock identified by the Company under paragraph (2).

(v) Dividends subject to distribution from the Trust shall be invested pending distribution in the investment fund that is most liquid and least likely to suffer loss of value. Dividends pending distribution shall not be subject to investment direction by Members. Earnings on dividends shall be subject to investment direction by Members as determined by the Management Benefits and Compensation Committee. Earnings on dividends shall not be distributed to Members in connection with distribution of the dividends, and shall be retained in the Trust and allocated to the ESOP Fund of the Member affected.

SECTION VIII

VESTING

8.1. The amount to the credit of a Member’s Account which is attributable to his Participating After-Tax Contributions and Participating Before-Tax Contributions and Investment Plan After-Tax and Investment Plan Before-Tax Contributions and Rollovers shall be fully vested at all times.

8.2. The amount to the credit of a Member’s Account that is attributable to Company Matching, Additional Matching, Profit Sharing and Retirement Contributions shall be fully vested after such Member has completed three (3) years or more of Vesting Service or has attained the age of sixty-five (65).

8.3. If a Member has less than three (3) years of Vesting Service, the amount to the credit of his Account which is attributable to Company Matching, Additional Matching, Profit Sharing and Retirement Contributions shall vest as follows:

Years of Vesting Service	% Vested Attributable to Company Contributions

fewer than 3 years	0

3 years or more	100%

8.4. The amount to the credit of a Member’s Account that is attributable to Company Matching, Additional Matching, Profit Sharing and Retirement Contributions also shall be fully vested upon the Member’s Retirement, termination of Service by reason of death or total and permanent disability, or upon the occurrence of a Change of Control. If the Member’s termination of Service is for reasons other than death or total and permanent disability or upon the occurrence of a Change in Control, and the amount of the vested portion of a Member’s Company Matching, Additional Matching, Profit Sharing and Retirement Contributions at the time of the Member’s termination of Service is less than one hundred percent (100%), then the Member shall be deemed to have received a distribution of one hundred percent (100%) of such vested interest in such amounts.

SECTION IX

DISTRIBUTION OF BENEFITS

9.1. Attainment of Age 70 1/2. The following provisions shall apply pursuant to Section 401(a)(9) of the Code and the Treasury Regulations thereunder:

(a) The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(b) If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Member’s surviving spouse is the Member’s sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(ii) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iv) If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this provision shall apply as if the surviving spouse were the Member.

For purposes of this Section 9.1, distributions are considered to begin on the Member’s required beginning date (or, if Section 9.1(b)(iv) applies, the date distributions are required to begin to the surviving spouse. If annuity payments irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.1(b)(iv)), the date distributions are considered to begin is the date distributions actually commence.

(c) Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance herewith. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) Code and the Treasury regulations. Any part of the Member’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(d) If the Member’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(i) The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(ii) The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 9.1(b)(iv);

(iii) Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(iv) Payments will either be nonincreasing or increase only as follows:

(A) By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B) To the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described above dies or is no longer the Member’s beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

(C) To provide cash refunds of employee contributions upon the Member’s death; or

(D) To pay increased benefits that result from a plan amendment.

(e) The amount that must be distributed on or before the Member’s required beginning date (or, if the Member dies before distributions begin, the date distributions are required to begin above) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s required beginning date.

(f) Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(g) If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary, annuity payments to be made on or after the Member’s required beginning date to the designated beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(h) Unless the Member’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the annuity starting date. If the Member’s spouse is the Member’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under this Section, or the joint life and last survivor expectancy of the Member and the Member’s spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

(i) If the Member dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Member’s entire interest will be distributed, beginning no later than the time described herein, over the life of the designated beneficiary or over a period certain not exceeding:

(i) Unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(ii) If the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

(j) If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(k) If the Member dies before the date distribution of his or her interest begins, the Member’s surviving spouse is the Member’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 9.1 will apply as if the surviving spouse were the Member, except that the time by which distributions must begin will be determined without regard to Section 9.1(b)(iv).

(l) For purposes of this Section 9.1, the following terms have the following meanings:

(i) “Designated beneficiary” means the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Section 9.1(b)(iv).

(iii) “Life expectancy” means life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv) “Required beginning date” means April 1 of the calendar year following the calendar year in which the Member (A) attains age 70 1/2 or (B) retires, whichever is later; except that, in the case of a Member who is a five percent owner (as defined in Section 416 of the Code) of an Employer Company with respect to the calendar year in which he attains age 70 1/2, required beginning date means April 1 following the calendar year in which the Member attains age 70 1/2.

9.2. Retirement or Disability. If a Member’s Service is terminated by Retirement or by total and permanent disability, as determined by the Management Benefits and Compensation Committee after review of whatever medical evidence is requested by it, the entire amount to the credit of his Account shall be distributed to him, subject to the Member’s consent if required under Section 9.11 of the Plan. Such distribution shall be paid in a lump sum as soon as reasonably practicable after termination of employment, unless, prior to such distribution, the Member elects, in a manner prescribed by the Management Benefits and Compensation Committee, to receive the amount distributable from his Account, together with any earnings thereon, in one of the following manners:

(a) in a lump sum as soon as reasonably practicable following his termination of Service in the amount to the credit of his Account as of the Valuation Date immediately preceding the date distribution is actually made, except that no such election shall be permitted which defers distribution beyond the April 1 following the calendar year in which the Member attains age seventy and one half (70 1/2); except that if the Member attained age seventy and one half (70 1/2) before January 1, 1988 and is not and has never been an owner of five percent (5%) of the outstanding stock or voting power of the Corporation, he may defer distribution until the April 1 following the calendar year of his Retirement;

(b) in installments, over a period which shall not exceed twenty (20) years, or the life expectancy of the Member or the life expectancy of the Member and his designated Beneficiary if such period is less than twenty (20) years, beginning on or about March 1 of the calendar year following such termination of Service, or any subsequent March 1 selected by the Member which is not later than the March 1 immediately following the calendar year in which the Member attains age seventy and one half (70 1/2) and continuing on or about each subsequent anniversary of such commencement date; provided, however, if the Member’s designated Beneficiary is not his spouse, the maximum installment period shall be reduced, if necessary, so that the present value of amounts payable to the Member for his life expectancy is more than fifty percent (50%) of the present value of the total amounts payable under this option as of the installment commencement date. Payment shall be made in annual installments, the amounts of which are calculated annually by dividing the then current value of his Account (determined as of the last Valuation Date in the year preceding the payment date) by the remaining number of unpaid installments.

All Accounts deferred or distributable in installments shall remain in the Trust Fund until paid, and consequently, shall be subject to periodic revaluation with the attendant risk of market loss in the Fund or Funds selected by the Member pursuant to his investment election. Each installment distribution shall be made from the Funds in the same proportion that the value of the Member’s interest in each such Fund bears to the total value of his Account as of the applicable Valuation Date.

Any payment election made under this subsection 9.2 may be changed at any time prior to the lump sum payment date or the first installment date elected by the Member but may not be changed thereafter, except that a Member or, in the event of his death, his Beneficiary may accelerate the payment of the Member’s entire undistributed Account balance at any time.

9.3. Death. Upon the death of a Member who is an Employee at the time of his death, the amount to the credit of his Account as of the Valuation Date immediately preceding the date of distribution shall be paid as soon as practicable thereafter to the Beneficiary or Beneficiaries designated by him, or if none, to the legal representative of the Member’s estate; provided, however, that prior to such payment, such Beneficiary or estate representative may elect, in a manner prescribed by the Management Benefits and Compensation Committee, to receive the entire amount to the credit of the Member’s Account (determined as of the Valuation Date immediately preceding the date of distribution) in a lump sum as soon as reasonably practicable following the year of the Member’s death.

Upon the death of a Member who is not an Employee at the time of his death, the amount to the credit of his Account, to the extent vested, shall be paid within sixty (60) days after the Committee receives notice of death, if practicable, to the Beneficiary or Beneficiaries designated by him, or if none, to the legal representative of the Member’s estate.

Notwithstanding the foregoing, any Member whose Service has terminated by Retirement or death may elect, prior thereto, to have the distribution of his Account after his death either

(a) in the case of a Member who has commenced receiving installment payments under the Plan and who has attained age seventy and one half (70 1/2), continued after his death, in accordance with his election made under Section 9.2(b) of the Plan, to his spouse or other Beneficiary with provision that if the spouse or other Beneficiary does not survive the installment payment period elected by the Member, the balance to the credit of his Account will be paid in a lump sum to the estate of such spouse or other Beneficiary, or

(b) in the case of a Member who has not commenced receiving payments under the Plan or who has not attained age seventy and one half (70 1/2), paid, after his death, in annual installments to his spouse in accordance with the Member’s election under Section 9.2(b) of the Plan over a period not extending beyond the life expectancy of such spouse, with provision that if such spouse does not survive the installment payment period elected by the Member, the balance to the credit of his Account will be paid in a lump sum to the estate of his spouse, or

(c) in the case of a Member who is not married at the time of his death, or who is married and does not select his spouse as Beneficiary, and who has not commenced receiving payments or who has not attained age seventy and one half (70 1/2), paid in annual installments to a designated adult Beneficiary in accordance with Section 9.2(b) of the Plan over a period not extending beyond the life expectancy of such designated Beneficiary, with provision that if such designated Beneficiary does not survive the installment payment period elected by the Member, the balance to the credit of his Account will be paid in a lump sum to the estate of such Beneficiary.

Designation of a Beneficiary or Beneficiaries shall be made in writing and filed with the Management Benefits and Compensation Committee in such form and in such manner as such Committee from time to time may prescribe. A designated Beneficiary or Beneficiaries may be changed in the same manner. Any Beneficiary designation made by a Married Member who is an Employee on or after January 1, 1985, shall be ineffective unless his spouse is the designated Beneficiary or consents to such designation in accordance with Section 205(c)(2)(A) of ERISA. Any Beneficiary designation made (i) by an unmarried Member who subsequently marries or (ii) by a married Member who subsequently remarries shall be ineffective unless his spouse or new spouse, respectively, is the designated Beneficiary or consents to such designation in accordance with Section 205(c)(2)(A) of ERISA and Section 401(a)(11) of the Code. If a married Member dies without having made an effective Beneficiary designation, his surviving spouse shall be considered for all purposes of the Plan as his designated Beneficiary.

9.4. Termination of Service by Reason of Company Reorganization. Subject to Section 9.11 and Section 9.14 hereof, if a Member ceases to be an Employee as the result of a Company reorganization, including a change in ownership of the stock or all or part of the assets of his Employer, then the entire vested amount to the credit of his Account as of the Valuation

Date immediately preceding the date of distribution shall be distributed to him in a lump sum as soon as reasonably practicable following such termination of employment; provided, however, that a Member who is to receive a distribution pursuant to this Section 9.4 may elect any other method of distribution otherwise available under the Plan, including, without limitation, the direct transfer of the entire amount to the credit of his Account to an employee benefit plan of his new employer provided such plan meets the requirements for qualification under the Code. If a Member elects to leave his Account in the Trust Fund in lieu of receiving a distribution from the Plan pursuant to this Section 9.4, he shall continue to be a Member in the Plan with respect to amounts credited to his Account, except (a) he shall not be entitled to share in Company contributions for any month subsequent to the month in which he ceases to be an Employee or to make contributions of his own, and (b) the amount to the credit of his Account shall be one hundred percent (100%) vested and shall be nonforfeitable, shall not be eligible for any withdrawal under Section 9.7 of the Plan and shall remain in the Trust Fund subject to periodic revaluation under the terms of the Plan and the risks thereof until the Account becomes distributable pursuant to the terms of the election made by such Member in accordance with the terms of the Plan. Notwithstanding the foregoing provisions of this Section 9.4, any such Account balance shall be eligible for distribution pursuant to Section 9.8 in the case of financial necessity.

9.5. Other Terminations. If a Member’s Service is terminated for any reason other than Retirement, disability, death, or reorganization of such Member’s Employer, the amount to the credit of his Account which is vested under Section 8 of the Plan as of the Valuation Date immediately preceding the date of distribution, together with the amount of his Participating Contributions made after such Valuation Date, shall be distributed to him, subject to the Member’s consent if required under Section 9.11 of the Plan, as soon as reasonably practicable following such termination date, or as soon thereafter as practicable, and the balance to the credit of his Account shall be forfeited.

Notwithstanding the foregoing, if a Member’s Service is terminated for any reason other than Retirement, disability or death, and as a result of such termination an amount to the credit of his Account is forfeited, the amount of such forfeiture shall be restored by the Company to his Account provided he is reemployed by the Company and within five (5) years of his reemployment date he repays to the Trust Fund an amount of cash equal to the amount distributed to him from the Trust Fund at termination of his Service. Any amounts repaid or restored under this paragraph shall be repaid or restored to the Funds, in accordance with the investment election of the Member in effect at the time of repayment and restoration. If as the result of a termination of Service a Member incurs a forfeiture under this Section 9.5, any amount to the credit of his Account that was vested at such termination of employment shall no longer be subject to forfeiture. Accordingly, if any such Member is reemployed by the Company and resumes his Membership, a separate Account shall be maintained for such Member showing the amount to the credit of his Account which is not subject to forfeiture, including amounts left in the Trust Fund at the time of his termination pursuant to the first paragraph hereof and amounts repaid to the Trust Fund pursuant to the second paragraph hereof.

9.6. Company Contributions for the Year of Termination of Service. If a Member or his Beneficiary is entitled to share in the Additional Matching Contribution or the Profit Sharing Contribution, if any, of the Company for the Plan Year in which his Service terminates, such share shall be paid to him or to his Beneficiary in cash within ninety (90) days after the end of such Year or as soon as practicable thereafter; except that if he has elected or has been deemed under Section 9.11 to have elected an optional form of distribution, such share shall be added to the amounts payable to him under the optional form of distribution elected or deemed to have been elected by him.

9.7. Withdrawals. A Member may, by application to the Management Benefits and Compensation Committee, request cash withdrawals from his Account to the extent attributable to his own Participating After-Tax Contributions or Investment Plan After-Tax Contributions and to vested Company contributions. Such withdrawals shall be made as soon as reasonably practicable after submission of the withdrawal application. Withdrawals shall be permitted only in accordance with one of the following options:

(a) A Member may, at any time, withdraw an amount up to the total to the credit of his Account attributable to his Participating After-Tax Contributions, excluding any amount to the credit of his Account attributable to his Participating After-Tax Contributions made for the current Plan Year and the two (2) immediately preceding Plan Years.

(b) A Member with three (3) years or more of Vesting Service may, at any time,. withdraw an amount up to the total to the credit of his Account attributable to his own Participating After-Tax Contributions and Company Matching Contributions, excluding any amount to the credit of his Account attributable to Participating and Company Matching Contributions made for the current and the two (2) immediately preceding Plan Years.

(c) A Member who has attained age fifty nine and one half (59 1/2) may, by application to the Management Benefits and Compensation Committee, request a cash withdrawal of part or all of the entire amount to the credit of his Account, to the extent such amount is attributable to amounts transferred from the Comserv Corporation Savings Plan and Trust to The Dun and Bradstreet Profit Participation Plan and then to this Plan on behalf of such Member. Such withdrawal shall be made as soon as reasonably practicable after submission of the withdrawal application. In addition, effective May 1, 2007, a Member who has attained age fifty nine and one half (59 1/2) may, by application to the Management Benefits and Compensation Committee, request a cash withdrawal of part or all of the entire amount of Before-Tax Contribution in his Account, to the extent such amount is attributable to amounts transferred from the Wall Street Analytics, Inc. 401(k) Retirement Plan (the “WSA Plan”) to this Plan on behalf of such Member. Such withdrawal shall be made as soon as reasonably practicable after submission of the withdrawal application. Furthermore, a Member may request a cash withdrawal of part or the entire amount of his or her Rollover Account at any time, to the extent such amount is attributable to amounts transferred from the WSA Plan to this Plan on behalf of such Member

(d) Applications for withdrawals under this Section 9.7 shall be made (i) on forms approved by and filed with the Management Benefits and Compensation Committee, (ii) by telephonic, electronic or other data transmission in a manner approved by the Management Benefits and Compensation Committee, or (iii) in any other manner approved by the Management Benefits and Compensation Committee in its sole discretion.

9.8. Financial Necessity. In accordance with rules established by the Management Benefits and Compensation Committee uniformly applicable to all Members, all or any part of the amount to the credit of the Account of a Member (excluding any portion of his Account invested under Section 9.9 in a loan to such Member and any portion of his Account attributable to post-1988 earnings on either his Participating or Investment Plan Before-Tax Contributions) may, in the sole discretion of the Committee, to the extent that such amount is vested, be distributed to him in cash at any time subsequent to his written application to the Committee showing an immediate and heavy financial need for a distribution in the amount requested. Financial necessity withdrawals shall be permitted out of Participating Before-Tax Contributions and Investment Plan Before-Tax Contributions Accounts only if the immediate and heavy financial need relates to: (a) the purchase of the Member’s principal residence or Funds needed to prevent eviction from or foreclosure on such principal residence; (b) unreimbursed medical expenses of the Member, his spouse, dependents or beneficiaries greater than seven and one half percent (7.5%) of annual adjusted gross income; or (c) tuition and related educational fees for the next twelve (12) months of post-secondary education for the Member, his spouse, his children, his dependents or his beneficiaries and, if requested by the Member, any additional amounts necessary to pay any federal, state and/or local income taxes and/or penalties reasonably anticipated to result from the distribution. The Member’s application shall include a representation (i) that his financial need is not covered by insurance, (ii) that he cannot meet the need by a reasonable liquidation of his liquid assets, (iii) that cessation of contributions under the Plan would not enable him to meet the need, (iv) that he has exhausted his withdrawal rights under the Plan, (v) that repayment of any borrowing from commercial sources or the Plan would itself be a hardship, and (vi) such other information as may be required by the Management Benefits and Compensation Committee. Any financial necessity withdrawal approved by the Committee shall be made (A) from the Member’s Participating After-Tax Contributions Account to the extent available, and if insufficient therefor, then (B) out of any Rollover Account, and if insufficient therefor, then (C) out of the vested portion of his Matching, Additional Matching, Profit Sharing and Retirement Contribution Accounts, and if insufficient therefor, (D) out of his Participating Before-Tax Contributions and Investment Plan Before-Tax Contributions Accounts. Any such distribution to a Member shall be made from the Funds in the same proportion that the value of his interest in each such Fund bears to the total value of his Account as of the applicable Valuation Date.

9.9. Loans to Members. A Member in active Service or a Member not in active Service who is a “party-in-interest” with respect to the Plan (as such term is defined in Section 3(14) of ERISA) may borrow an amount to the credit of his Account which, when added to all outstanding loans to such Member under this Plan (and, for purposes of this Section 9.9, any plan from which the Member’s Account may have been transferred), does not exceed the lesser of:

(a) $50,000 reduced by the excess, if any, of

(i) the Member’s highest outstanding loan balance under the Plan during the twelve month period ending on the day before the date on which the last loan is made, and

(ii) the Member’s outstanding loan balance on the date on which such loan is made; or

(b) fifty percent (50%) of the total amount to the credit of his Account, to the extent vested.

The minimum amount of any loan shall be Five Hundred Dollars ($500) and all loans shall be in One Hundred Dollar ($100) increments. The maximum number of loans to any Member that may be outstanding at any one time shall be two (2); provided, however, that a third loan may be made to a Member to purchase a principal residence.

All loans shall bear a rate of interest two (2) percentage points higher than the prime rate as published in The Wall Street Journal as of the last day of the month immediately preceding the receipt of the loan application, which rate shall remain in effect for the term of the loan. The loan shall be adequately secured by the Member’s Account and by the Member’s executed promissory note, and shall be repayable, no less frequently than quarterly, in full over a nonrenewable repayment period of from twelve (12) to sixty (60) months, or, in the case of a loan to purchase a principal residence, one hundred twenty (120) months. Prior to the receipt of the proceeds of any loan, any full-time salaried Employee and any part-time salaried Employee who is employed on a regular and continuous schedule by a company participating in the Moody’s corporate payroll system shall authorize repayment of same, together with interest thereon, by regular payroll deductions; provided, however, that a Member may prepay in full the then outstanding balance of any loan.

If a Member defaults for any reason on any scheduled repayment of principal and/or interest, the Management Benefits and Compensation Committee shall have the right (A) to accelerate repayment, (B) to demand immediate repayment of the entire amount outstanding, (C) to renegotiate the terms of the loan, or (D) to approve a financial necessity distribution of the Member’s note subject to the terms of the Plan.

Each loan made hereunder shall be an investment of the Member’s Account over which such Member has exercised investment control and the proceeds of any such loan paid to the Member shall be made from the Funds in which the Member’s Account is invested, in the same proportion that the value of his interest in each such Fund bears to the total value of his Account as of the applicable Valuation Date. All interest payments and repayments of principal shall be credited to the Member’s Account and shall be invested in the Funds in accordance with the investment election of the Member in effect at the time of such payments.

Upon the termination of Service of a Member for any reason other than Retirement or disability at a time when he has any unpaid balance of principal or interest on an outstanding loan, such loan shall thereupon be deemed to be due and payable in full and the value of the Member’s Account shall be reduced by the amount of such unpaid balance of principal and interest in complete satisfaction of the Member’s loan obligation hereunder.

Notwithstanding the foregoing, the termination of Service of a Member shall not cause his loan to become due and payable provided the Member forgoes distribution of his Account during the remaining term of the loan. A Loan which is made to a Member who is a party in interest with respect to the Plan but is not in active Service shall be subject to such additional requirements regarding collateral or otherwise as the Management Benefits and Compensation Committee may determine in accordance with its fiduciary responsibilities under ERISA.

In addition to the terms and conditions specifically set forth herein, all loans under the Plan shall be subject to such other terms and conditions as the Management Benefits and Compensation Committee may from time to time determine under rules applicable to all Members on a reasonably equivalent basis.

9.10. Form of Distribution. All distributions shall be in cash; provided, however, to the extent lump sum distributions on Account of Retirement, death, disability or other termination of Service are from the Moody’s Common Stock Fund or any other Fund which provides for in-kind distributions, a Member, prior to the distribution, may elect to receive whole shares of Moody’s Common Stock and cash in lieu of fractional shares. All partial distributions shall be made from the Funds in the same proportion that the value of the Member’s interest in each such Fund bears to the total value of the Member’s Account as of the applicable Valuation Date. Effective January 1, 2008, in connection with a distribution, a Participant may elect to receive Company Stock held in the Participant’s ESOP Fund in the form of Company Stock, except that fractional shares shall be distributed in cash.

9.11. Consent. Notwithstanding any other provision of the Plan, if the amount to the credit of a Member’s Account exceeds One Thousand Dollars ($1,000) (the “Involuntary Cashout Amount”), and becomes distributable to him on an immediate lump sum basis pursuant to any provision of this Section 9 of the Plan, no such distribution shall be made to him unless he consents in writing to same pursuant to election forms and notices provided by the Management Benefits and Compensation Committee no more than ninety (90) days and no less than thirty (30) days prior to the anticipated date of the Member’s distribution, as required by Section 1.411(a)-11(c) of the Treasury Regulations. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11T(c) of the Treasury Regulations is given, provided that:

(a) the Management Benefits and Compensation Committee clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) the Member, after receiving the notice, affirmatively elects a distribution.

Failure to give such consent shall be deemed to be an election to have the amount to the credit of the Member’s Account (to the extent not forfeited) as of the earliest of (i) the giving of such consent by the Member, (ii) the Member’s attainment of age sixty five (65), or (ii) receipt by the Compensation and Benefit Committee of notice of the Member’s death, distributed to the Member (or to his designated Beneficiary if he is not living) in a lump sum within sixty (60) days following such date or as soon thereafter as reasonably practicable; provided, however, if the Member is married at the time of his death, his surviving spouse shall be considered to be his designated Beneficiary unless such spouse has consented to the Member’s Beneficiary designation in accordance with Section 205(c)(2)(A) of ERISA. Any election by a Member to receive an optional form of benefit available under the Plan shall be deemed to be his consent to receive such form of benefit. Failure to give the requisite consent hereunder shall also be deemed to be an election by the Member to have the entire amount to the credit of his Account, to the extent not forfeited, remain invested in the Trust Fund and consequently subject to periodic revaluations with the attendant risk of market loss in the Fund or Funds selected by the Member pursuant to his investment election, as may be amended from time to time in accordance with Section 6 hereof. The Member may, at any time thereafter, receive distribution of his entire Account by giving the requisite consent, but he shall no longer be eligible to make any other withdrawals under the Plan nor shall he be eligible to make contributions to the Plan, receive any additional Company Matching Contributions or Additional Matching Contributions under the Plan, or receive any financial hardship distributions from the Plan.

Notwithstanding any other provision of the Plan, if the vested amount credited to a Member’s Account is less than One Thousand Dollars ($1,000) at the time it becomes distributable, such amount shall be distributed as soon as reasonably practicable to the Member or the Beneficiary in a single lump sum. In the event that such distribution is eligible to be rolled over pursuant to Section 9.13, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly, then the distribution shall be paid in a direct rollover to an individual retirement plan designated by the Management Benefits and Compensation Committee or its successor.

9.12. No Adjustment for Earnings after Applicable Valuation Date. The amount of each distribution from the Plan is based on the amount to the credit of the Member’s Account as of the Valuation Date immediately preceding the date of distribution as specified in this Section 9. In no event (a) shall any portion of the Member’s Account distributed in cash from the Trust Fund be credited with any earnings between such Valuation Date and the distribution date with respect to the amount being distributed, but any such earnings (if any) shall remain in the Trust

Fund for reapportionment among active Members pursuant to Section 5.3 of the Plan, nor (b) shall the amount of any such distribution accrue any earnings between the Valuation Date as of which it is removed from the Member’s Plan Account and the date on which such distribution is received by the Member or his Beneficiary; provided, however, that the Trustee for the Trust Fund is authorized and directed to pay over to the recipient of any lump sum distribution that includes shares of Common Stock of the Corporation any dividends paid to it as shareholder of record as of any date which falls between the Valuation Date applicable to such lump sum distribution and the date the shares are transferred to the distributee by the Corporation’s stock registration agent.

9.13. Direct Rollover Treatment for Certain Withdrawals and Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 9.13, a distributee may elect, at the time and in the manner prescribed by the Management Benefits and Compensation Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

An eligible rollover distribution is a distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or the joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;

(b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(c) any hardship withdrawal.

An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, and (i) a plan described in Section 403(b) of the Code, or (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

A distributee is an Employee or former Employee. In addition, the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, is a distributee with regard to the interest of the spouse or former spouse.

A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

In addition, a Beneficiary who is not the Member’s Spouse but who is a “designated beneficiary” within the meaning of Section 401(a)(9)(E) of the Code may elect to have the portion of the distribution that otherwise is an eligible rollover distribution transferred in a trustee-to-trustee transfer to an individual retirement account or an individual retirement annuity that has been established for purposes of receiving such distribution.

With respect to distributions after December 31, 2007, a distributee who is a Member, a spouse of a Member or an alternate payee may elect to directly roll over all or a portion of the eligible rollover distribution to a Roth IRA in a manner permitted by guidance issued by the Internal Revenue Service.

In the event that the provisions of this Section 9.13 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 9.13 or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.

Any such election shall be made (i) on forms approved by and filed with the Management Benefits and Compensation Committee, (ii) by telephonic, electronic or other data transmission in a manner approved by the Management Benefits and Compensation Committee, or (iii) in any other manner approved by the Management Benefits and Compensation Committee in its sole discretion.

9.14. Limitation on Distribution of Before-Tax Contributions. Notwithstanding any other provisions of the Plan, Participating Before-Tax Contributions and Investment Plan Before-Tax Contributions and any income allocable to such amounts, shall not be distributable earlier than the Member’s Retirement, severance of employment, death or disability, as determined in accordance with Section 401(k)(2) of the Code and the Treasury Regulations thereunder, or upon a showing of financial necessity in accordance with Section 9. 8 hereof. Such Before-Tax Contributions also may be distributed in accordance with Section 401(k)(10) of the Code and solely in the form of a “lump sum distribution” (as defined in Section 401(k)(10)(B)(ii) of the Code), upon termination of the Plan without the establishment or maintenance by the Company of another defined contribution plan (other than an “employee stock ownership plan”, as defined in Section 4975(e)(7) of the Code).

SECTION X

ADMINISTRATION OF PLAN AND MANAGEMENT OF PLAN ASSETS

10.1. The Management Benefits and Compensation Committee shall be the named fiduciary (the “Named Fiduciary”) which shall have authority to control and manage the operation and administration of the Plan and to manage and control its assets. The Management Benefits and Compensation Committee shall consist of not less than three (3) nor more than seven (7) members, as may be appointed by the Board of Directors from time to time. Any member of the Management Benefits and Compensation Committee may resign at will by notice to the Board of Directors or be removed at any time (with or without cause) by the Board of Directors.

10.2. The Named Fiduciary may from time to time allocate fiduciary responsibilities among its members and may designate persons other than members of the Named Fiduciary to carry out fiduciary responsibilities under the Plan, and such persons shall be deemed to be fiduciaries under the Plan with respect to such delegated responsibilities. Fiduciaries may employ one or more persons to render advice with regard to any responsibility such fiduciaries have under the Plan.

10.3. The Named Fiduciary (and its delegates) shall have the exclusive right to interpret any and all of the provisions of the Plan and to determine any questions arising thereunder or in connection with the administration of the Plan. Any decision or action by the Named Fiduciary (and its delegates) shall be conclusive and binding upon all Employees, Members and Beneficiaries. In all instances the Named Fiduciary (and its delegates) shall have complete discretionary authority to determine eligibility for participation and benefits under the Plan, and to construe and interpret all provisions of the Plan and all documents relating thereto including, without limitation, all disputed and uncertain terms. All deference permitted by law shall be given to such constructions, interpretations and determinations.

10.4. Any action to be taken by the Named Fiduciary shall be taken by a majority of its members either at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one Committee member and the secretary of the Management Benefits and Compensation Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.

10.5. Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

SECTION XI

AMENDMENT OR TERMINATION

11.1. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive purpose of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering the Plan. Subject to this provision, the Plan may be amended at any time by action of the Management Benefits and Compensation Committee in accordance with its established rules of procedure, and any amendment may be given retroactive effect to the extent permitted by applicable law; provided, however, that no amendment shall have the effect of depriving any Member or Beneficiary of all or any part of the amount then to the credit of his Account under the Plan; and provided, further, that no such amendment which would materially increase the cost of the Plan to the Company shall be made without the consent of the Board of Directors. The Management Benefits and Compensation Committee may, from time to time, delegate its authority to amend the Plan to any committee established by it pursuant to Section 10 of the Plan in accordance with their established rules of procedure.

11.2. The Plan may be terminated or partially terminated, and contributions under the Plan may be completely discontinued, at any time by the Board of Directors in accordance with its established rules of procedure. In the event of termination or partial termination of the Plan or complete discontinuance of contributions under the Plan, (a) no contribution shall be made thereafter with respect to affected Members except for a month or year the last day of which coincides with or precedes such termination, partial termination or discontinuance; (b) no distribution with respect to affected Members shall be made except either as provided in the Plan or as determined by the Board of Directors; (c) the rights of all affected Members to the amounts to the credit of their Accounts as of the date of such termination, partial termination or discontinuance shall vest; and (d) no person shall have any right or interest except with respect to the Trust Fund.

SECTION XII

MISCELLANEOUS

12.1. Except as otherwise required by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and shall not be subject to attachment, garnishment or other legal process. Notwithstanding the foregoing and any other provision of the Plan to the contrary, distribution of the amount to the credit of a Member’s Account shall be made in accordance with the terms of a qualified domestic relations order to a Member’s spouse, former spouse, child or other dependent or any person specified in such order, provided such order and the terms thereof meet the requirements of Section 206(d) of ERISA and Section 401(a)(13) of the Code and the regulations thereunder. All domestic relations orders received by the Plan shall be handled in accordance with reasonable procedures established under the Plan in accordance with such provisions of ERISA and the Code, including a procedure which will permit the distribution to a payee specified in a qualified domestic relations order an amount not exceeding the amount withdrawable by an active Member pursuant to Section 9.7 of the Plan.

12.2. Neither the establishment of the Plan nor participation herein shall confer upon any person any right to be continued as an employee of the Company, and the Company reserves the right to discharge any employee whenever in its sole judgment the interest of the Company so requires. The Plan shall be construed, administered and enforced according to the laws of the State of New York, except to the extent that State law shall have been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

12.3. Notwithstanding any provision of the Plan to the contrary, any Member with less than three (3) years of Vesting Service who ceases to be an Employee for reasons related to fraud, dishonesty or serious misconduct, as conclusively determined by the Management Benefits and Compensation Committee, shall forfeit the entire amount to the credit of his Account which is attributable to Company Matching Contributions, Additional Matching Contributions, Profit Sharing Contributions and Retirement Contributions.

12.4. If, in the judgment of the Management Benefits and Compensation Committee, a Member or Beneficiary to whom benefits shall be due under the Plan shall be or become incompetent, either physically or mentally, the Management Benefits and Compensation Committee shall have the right to determine to whom such benefits shall be paid for the benefit of such Member or Beneficiary.

12.5. Each Member and Beneficiary shall keep the Company advised of his current address. If amounts become distributable under the Plan and the Company is unable to locate the Member or Beneficiary to whom the distributions are payable, the Account of such Member or Beneficiary shall be closed after three (3) years from the time such distributions first become payable and the amount then to the credit of such Account shall be applied to reduce Company Matching Contributions. If, however, such Member or Beneficiary subsequently makes proper claim to the Company for such amount, the amount to which the Member or Beneficiary is entitled will be restored to the Trust Fund by the Company out of its next contribution, if any, and will be distributable in accordance with the terms of the Plan.

12.6. The Plan shall be administered in accordance with the requirements of ERISA and the Code. No benefits shall become distributable under the Plan until proper application for same has been filed with the Company together with whatever consents by the Member and his spouse, if any, may be required under ERISA and the Code. The Company and the Management Benefits and Compensation Committee shall be entitled to rely conclusively upon documentation presented to its or their satisfaction that a Member is not married or, if such Member is married at the time of reference, that such Member’s spouse cannot be located or that the consent of such spouse is not obtainable for whatever circumstances the Secretary of the Treasury prescribes by regulations as sufficient to justify the commencement or waiver of benefits without spousal consent.

12.7. The Company may elect to pay any administrative fees or expenses. Otherwise the expenses and fees shall be paid from the Trust Fund.

12.8. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Code Section 414(u). In addition: (a) effective January 1, 2007, the Plan shall apply the requirements of Code Section 401(a)(37) (relating to death benefits for Members who die while performing qualified military service) and Code Section 414(u)(9) (relating to treatment in the event of death or disability resulting from active military service), and (b) effective January 1, 2009, differential wage payments shall be treated as provided in Code Section 414(u)(12).

12.9. Notwithstanding anything in this Plan to the contrary, in accordance with the terms of the Employee Benefits Agreement entered into on or about September 30, 2000 between the Corporation and The New D&B Corporation (“New D&B”) (“Moody’s EBA”):

(a) To the extent the full vested account balances in the Profit Participation Plan of The Dun & Bradstreet Corporation (“D&B PPP”) of Members are transferred by the trustee of the D&B PPP to the Trustee of this Plan, such transfers shall be made in kind based on those investment funds in which such account balances are then invested (including, but not limited to, the stock funds); provided, however, that loans made under the D&B PPP to Members shall be transferred to this Plan in this form of notes.

(b) With respect to any Member in this Plan who was a participant in the D&B PPP as of the Effective Time (as such term is defined in the Moody’s EBA),

(i) all shares of “New D&B Common Stock” (as such term is defined in the Moody’s EBA) held therein in such Member’s “New D&B Stock Fund” (as such term is defined in the Moody’s EBA) shall be transferred to a non-employer stock fund in this Plan known as “the D&B Common Stock Fund”; and

(ii) all shares of “Moody’s Common Stock” (as such term is defined in the Moody’s EBA) held therein in such Member’s “Moody’s Stock Fund” (as such term is defined in the Moody’s EBA) shall be transferred to an employer stock fund in this Plan known as the Moody’s Common Stock Fund.

From and after the Effective Time, no Member may transfer or contribute any amounts to the New D&B Stock Funds.

(c) If, during the one-year period following the Effective Time, an employee of one of the members of the “D&B Group” (as such term is defined in the Moody’s EBA) (“D&B Employer”) terminates his or her employment with such D&B Employer and then immediately commences employment with the Corporation, such employee’s past service with the D&B Group shall be recognized for all purposes under this Plan, to the extent recognized under the D&B PPP.

SECTION XIII

DETERMINATION OF BENEFITS AND BENEFIT CLAIMS PROCEDURES

13.1. All benefits payable under the Plan shall be authorized in writing by the Management Benefits and Compensation Committee or by such person or committee (such as, but not limited to, an “appeals committee”) to whom such responsibility may have been delegated by the Management Benefits and Compensation Committee pursuant to the power vested in it by Section 10 and shall be communicated in writing to the Member or Beneficiary. Any Employee, Member or Beneficiary for whom no benefits have been authorized, or who disputes the amount of any benefit authorized hereunder, may request the Management Benefits and Compensation Committee, through its appeals committee, either (a) informally or (b) formally in writing, to review and reconsider its determination. Such request may be made to any person or persons authorized by the Management Benefits and Compensation Committee to review same. Upon review and reconsideration of any determination by the appeals committee, the Management Benefits and Compensation Committee shall give or cause to be given to the applicant written notice of its decision. Such notice shall also inform the applicant that he or she may request a further review and reconsideration of the Management Benefits and Compensation Committee’s determination within a specified period of time, which, in no event, shall be less than sixty (60) days from the giving of such notice. Any such requests to the Management Benefits and Compensation Committee must specify in writing the position being taken by the Employee, Member or Beneficiary and the reasons therefor. Such notice shall be filed with the person or persons designated in the notice given by the Management Benefits and Compensation Committee. The Management Benefits and Compensation Committee may thereupon request such further information as it may deem appropriate, and the Management Benefits and Compensation Committee or the applicant shall have the right to require an informal hearing. All decisions by the Management Benefits and Compensation Committee shall be signed by at least one (1) member of the Management Benefits and Compensation Committee and communicated in writing to the applicant and to the Management Benefits and Compensation Committee and shall be final and binding on both.

13.2. The Management Benefits and Compensation Committee shall be appointed by the Board of Directors, and shall consist of not less than three (3) nor more than five (5) members, at least one (1) of whom shall be a non-employee member of the Board of Directors. Any member may resign at will by notice to the Management Benefits and Compensation Committee or be removed (with or without cause by the Board of Directors. The Board of Directors, upon written application to it by any Employee, Member or Beneficiary, shall have final authority under the Plan to review any decision of the Management Benefits and Compensation Committee with respect to the benefits and the amount or form thereof payable under the Plan to any such applicant. The Board of Directors shall have the authority to engage, and rely on the advice of, independent experts, counsel and consultants in the performance of its responsibilities, who may but need not be the same independent experts, counsel or consultants engaged by the Management Benefits and Compensation Committee, and upon request of the Management Benefits and Compensation Committee, the Board of Directors may compensate any such person or persons out of Plan assets.

SECTION XIV

LIMITATIONS ON BENEFITS

14.1. Limitations on Annual Additions. In no event may a Member’s Annual Addition in any Limitation Year exceed the maximum permitted under Section 415 of the Code. For this purpose:

(a) “Annual Addition” means, with respect to any Defined Contribution Plan, the aggregate of -

(i) the amount of the Member’s Participating After-Tax and Before-Tax Contributions and his Investment Plan After-Tax and Before-Tax Contributions;

(ii) the aggregate Company Matching, Additional Matching, Profit Sharing and Retirement Contributions and forfeitures allocated to the Member’s Account for the Limitation Year; and

(iii) contributions allocated to any individual medical benefit Account of a 5% owner under a Defined Benefit Plan.

(b) “Limitation Year” means the calendar year.

(c) “Defined Benefit Plan” means any retirement plan maintained by the Company or any affiliated employer within the meaning of Section 415(h) of the Code that is not a Defined Contribution Plan.

(d) “Defined Contribution Plan” means any retirement plan maintained by the Company or any affiliated employer within the meaning of Section 415(h) of the Code which provides for an individual Account for each participant and for benefits based solely on the amount contributed to such Account (and any income, expense, gains and losses, and forfeitures of Accounts of other participants which may be allocated to such Account.

14.2. Maximum Annual Addition. In no event may a Member’s Annual Addition under all Defined Contribution Plans exceed the lesser of: Forty Thousand Dollars ($40,000) (as adjusted pursuant to Section 415(c) of the Code), or one hundred percent (100%) of 415 Compensation.

For purposes of this Plan, “415 Compensation” means the Member’s compensation, within the meaning of Treas. Reg. § 1.415-2(d)(1) and (2), for a Limitation Year from the Company and all Affiliated Employers, including, to the extent includible in gross income, the Member’s wages, salary, and other amounts (including fringe benefits, reimbursements, expense allowances, vacation pay, and long-term disability benefits) received or made available or, as applicable, accrued for personal services actually rendered, earned income from sources outside the United States whether or not excluded from taxable gross income, non-deductible moving expenses paid on behalf of or reimbursed to the Member, non-qualified stock options taxable in the year granted, and, as applicable, amounts previously not included which are earned but not paid in such period because of the timing of pay periods and pay days but are paid during the first few weeks following the end of such period, but excluding deferred compensation, stock options and other distributions that receive special tax benefits. 415 Compensation also includes any amounts deferred pursuant to Section 402(g)(3) of the Code, excludable from the gross income of the Member pursuant to Section 125 of the Code, and qualified transportation fringe benefits described in Section 132(f)(4) of the Code.

14.3. Adjustment for Excess Annual Additions.

(a) If as a result of the allocation of forfeitures, a reasonable error in estimating a Member’s compensation or other facts and circumstances to which Treasury

Regulations promulgated under Code Section 415 shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Member, the Management Benefits and Compensation Committee shall

(i) return any Participating After-Tax and Before-Tax Contributions and Investment Plan After-Tax and Before-Tax Contributions credited for the Limitation Year to the extent that the return would reduce the “excess amount” in the Member’s Account,

(ii) hold any “excess amount” remaining after the return of any such contributions in a “Section 415 suspense Account”,

(iii) allocate and reallocate the “Section 415 suspense Account” in the next Limitation Year (and succeeding Limitation Years if necessary) to all Members in the Plan before any contributions which would constitute Annual Additions are made to the Plan for such Limitation Year, and

(iv) reduce contributions to the Plan for such Limitation Year by the amount of the “Section 415 suspense Account” allocated and reallocated during such Limitation Year.

(b) For purposes of this Section, “excess amount” for any Member for a Limitation Year shall mean the excess, if any, of

(i) the Annual Additions which would be credited to his Account under the terms of the Plan without regard to the limitations of Code Section 415, over

(ii) the maximum Annual Additions determined pursuant to this Section 14.

(c) For purposes of the Section, “Section 415 suspense Account” shall mean an unallocated Account equal to the sum of “excess amounts” for all Members in the Plan during the Limitation Year. The “Section 415 suspense Account” shall not share in any earnings or losses of the Trust Fund.

14.4. Interpretation. This Section shall be interpreted in accordance with regulations under Section 415 of the Code, as amended by the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, and any successor legislation, including, but not limited to the Tax Reform Act of 1986, and any applicable dollar limitations (whether higher or lower than the amounts specifically stated herein) imposed by such legislation if different from the dollar amounts specified herein shall be incorporated herein and shall supersede such stated dollar amounts as though the Plan had been amended accordingly.

14.5. Lump Sum Contribution. For purposes of this Section 14 only, any lump sum Employee contribution made with respect to the Member’s prior Compensation which is made not later than thirty (30) days after the end of a Limitation Year shall be deemed credited to the Member’s Account as of the last day of such Limitation Year; provided, that if all or any portion of such contribution would be in excess of the limitations for such Member for such Limitation Year, such excess amount shall be credited to the Member’s Account as of the date actually contributed.

SECTION XV

MERGERS, CONSOLIDATIONS AND ASSETS OR LIABILITY TRANSFERS

15.1. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member and Beneficiary under the Plan shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferee plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

SECTION XVI

TOP-HEAVY CONTINGENCY

16.1. The provisions of this Section 16 shall apply only in a Plan Year in respect of which the Plan becomes top-heavy as herein defined and thereafter to the extent provided herein.

16.2. The Plan shall be considered to be top-heavy in any Plan Year if the aggregation group of which the Plan is required to be a part becomes top-heavy for such year; provided, however, the Plan shall not be considered to be top-heavy in such Plan Year if, by the inclusion of additional plans permitted to be included in such required aggregation group, the resulting permissive aggregation group is not top-heavy for such year.

(a) The required aggregation group as to the Plan shall include the Plan and any pension, profit sharing or stock bonus plan of the Company, its subsidiaries and any other corporation or entity under common control by or with the Company, if such plan is intended to be a qualified plan under Section 401(a) of the Code, and either

(i) includes or has included any key employee as a participant in this Plan Year or in the five (5) preceding Plan Years, or

(ii) enables the Plan or any such plan to meet the anti-discrimination requirements and minimum participation standards applicable to qualified plans under the Code.

(b) The permissive aggregation group shall include plans in the required aggregation group and any other comparable plan of an employer in the controlled group specified in subparagraph (a) or to which such employer contributes, if such plan is intended to be qualified under Section 401(a) of the Code and continues to meet the anti-discrimination requirements and minimum participation standards of the Code when considered together with the plans in the required aggregation group.

16.3. A required aggregation group or a permissive aggregation group shall be considered to be top-heavy if, as of the applicable determination dates, the sum of the present value of the cumulative accrued benefits for key employees under all defined benefit plans in such group and the aggregate value of the Accounts of key employees under all defined contribution plans in such group exceeds sixty percent (60%) of the sum of such values for all employees participating in or eligible for participation in such plans.

(a) The applicable determination date for each such plan shall be the last day of its plan year which immediately precedes the plan year for which such plan is being tested or, in the case of a new plan, the last day of its first plan year.

(b) The present value of accrued benefits of employees under each defined benefit plan shall be determined as of the plan’s most recent Valuation Date within the twelve (12) month period ending on the determination date (or, in the case of a new plan, as of the determination date) and shall be based upon the assumption that each employee terminated his vesting service on the determination date with a fully vested accrued benefit on such date and elected a lump sum distribution in an amount equal to the present value of such benefit based upon the actuarial assumptions, mortality rates and assumed earnings used to maintain the plan’s minimum funding account as defined in Section 412 of the Code.

(c) The present value of accrued benefits and the values of Accounts used in the sixty percent (60%) calculation described herein shall be increased by all distributions made within the five (5) year period ending on the determination date to employees covered by plans in the aggregation group.

(d) Rollover Accounts, benefits of former key employees, and benefits of persons not employed for the five (5) year period ending on the determination date shall not be taken into account to the extent provided by Section 416(g)(4) of the Code.

(e) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(f) Notwithstanding the foregoing, the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

16.4. A key employee shall include any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $ 130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $ 150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

16.5. A non-key employee shall include any Employee who is not a key employee.

16.6. In the event the Plan becomes top-heavy for any Plan Year, all plans in the required aggregation group will also be top-heavy for such year and all non-key employees will be participating in more than one top-heavy plan. In such event, there shall be provided to each non-key employee a minimum benefit under the Company’s Retirement Account Plan equal to:

(a) an annual retirement benefit (with no ancillary benefits) commencing at normal retirement at or after age 65 equal to three percent (3%) of his average annual compensation for each year of service from and after December 31, 1983 during which this Plan was top-heavy, excluding any such service in excess of ten (10) years; minus

(b) the amount of such retirement benefit which could be purchased for such Employee by application of all amounts allocated to his Accounts under this Plan and any other defined contribution plan of the Company as the result of employer contributions and forfeitures for all Plan Years during which such Employee was a Member, but excluding any such allocations which were forfeited by such Employee. The determination of the amount of such retirement benefit which could be purchased for each non-key employee shall be made by the Company’s independent actuaries as of the date of such Employee’s termination of service and shall utilize the earnings and actuarial assumptions most recently published by the Pension Benefit Guaranty Corporation.

Average annual compensation of a non-key employee for purposes of the foregoing shall mean his average annual aggregate compensation, as determined under Section 415(c)(3) of the Code, for the five (5) consecutive years of his service resulting in the highest such average (or for the actual years of his service if fewer than five (5)).

16.7. Notwithstanding any provision in the Plan to the contrary, if the Plan becomes top-heavy in any Plan Year, the accrued benefits of all Employees in active service from and after such year shall vest and become nonforfeitable after three (3) years of vesting service.

16.8. In the event the Plan becomes top-heavy, an Employee’s compensation taken into account for purposes of the Plan shall not exceed $200,000 for each Plan Year in which the Plan is or continues to be top-heavy, except that such maximum shall be automatically adjusted without Plan amendment to reflect cost-of-living adjustments made to such amount by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Code.

APPENDIX A

TREATMENT OF KMV EMPLOYEES

The following provisions shall apply to employees of KMV commencing on July 1, 2002:

1. KMV’s Status as a Company under the Plan. KMV is a Company under the Plan effective as of July 1, 2002.

2. Application of Plan Provisions to KMV Participants. Except as specifically noted herein, all provisions of the Plan shall apply to Eligible Employees who are Employees of KMV and who are hired on or before December 31, 2002 (“KMV Eligible Employees”).

3. Participating Contributions and Investment Plan Contributions. KMV Eligible Employees shall be eligible to make Participating Contributions and Investment Plan Contributions under the Plan commencing with the first payroll after July 1, 2002 (or, if later, the date such a KMV Eligible Employee would have been eligible to contribute under the terms of the Plan).

4. Matching Contributions and Additional Matching Contributions. Notwithstanding any other provision of the Plan to the contrary, for the Plan Year ending December 31, 2002, KMV Eligible Employees shall not be eligible to be credited with Matching Contributions or Additional Matching Contributions.

5. Special Profit Sharing Contributions for 2002. KMV Eligible Employees who are Employees on December 31, 2002 shall be eligible to be credited with a Special Profit Sharing Contribution, determined as follows:

a. Eligibility. Only those KMV Eligible Employees who are actually performing services for KMV or are on an approved leave of absence as of December 31, 2002 shall be eligible to be credited with a Special Profit Sharing Contribution.

b. Discretionary Nature of Contribution. The making of the Special Profit Sharing Contribution shall be at the Company’s discretion.

c. Amount of Contribution. The amount of the Special Profit Sharing Contribution, if made, that is credited to a KMV Eligible Employee shall equal a percentage (not to exceed fifteen percent (15%)) determined by the Company of the KMV Eligible Employee’s Compensation earned from the date of the closing of the transaction by which Moody’s Corporation acquired the stock of KMV through December 31, 2002; provided, however, that in no event shall the amount of such Special Profit Sharing Contribution on behalf of any KMV Eligible Employee exceed Thirty Thousand Dollars ($30,000) reduced by the amount (if any) contributed by KMV on behalf of the KMV Eligible Employee for 2002 to the SEP IRA maintained by KMV.

d. Vesting of Contribution. The Special Profit Sharing Contribution shall be 100% vested at all times.

e. Distribution of Contribution. For purposes of Section IX of the Plan, the Special Profit Sharing Contribution shall be treated in the same manner as Matching Contributions made under the Plan.